Rule 424(b)(3) 333-170306 Each ADS represents Two Shares

AMERICAN DEPOSITARY RECEIPT
evidencing
AMERICAN DEPOSITARY SHARES
representing
COMMON STOCK (WITHOUT NOMINAL VALUE)
of
COMPAÑIA CERVECERIAS UNIDAS S.A.
(Incorporated under the
laws of the Republic of Chile)

No.

JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States, as depositary (the "Depositary"), hereby certifies that    _______________ is owner of ___________ American Depositary Shares, representing deposited Common Stock (without nominal value), including rights to receive such Common Stock ("Shares"), of COMPAÑIA CERVECERIAS UNIDAS S.A., a corporation organized under the laws of the Republic of Chile (the "Company").  At the date hereof, each American Depositary Share represents two Shares (subject to amendment as provided in Article IV of the Deposit Agreement hereinafter referred to) deposited under the Deposit Agreement (hereinafter defined) for the account of the Santiago, Chile office of Banco de Chile as Custodian (the "Custodian").  Capitalized terms used herein that are not defined herein shall have the meanings assigned to them in the Deposit Agreement.

           (1)           The Deposit Agreement.  This American Depositary Receipt is one of the receipts (the "Receipts") executed and delivered pursuant to the Deposit Agreement dated as September 1, 1992 (as amended from time to time, the "Deposit Agreement"), by and among the Company, the Depositary and all registered holders ("Holders") from time to time of Receipts, each of whom by accepting a Receipt becomes a party thereto, bound by all applicable terms and provisions thereof and hereof.  The Deposit Agreement sets forth the rights of Holders and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash, collectively, the "Deposited Securities").  Copies of the Deposit Agreement and of the Company's provisions of or governing Deposited Securities are on file at the Depositary's Office, the office of the Custodian and at any other designated transfer offices.  The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions thereof.  The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.

(2)           Withdrawal of Deposited Securities.  Upon surrender of this Receipt and payment of the fee of the Depositary provided for in paragraph (8) of this Receipt at the Depositary's Office or at such other offices as it may designate, subject to the Deposit Agreement and the provisions of or governing the Deposited Securities, upon surrender of (i) a certificated Receipt in form satisfactory to the Depositary at the Depositary's Office or (ii) proper instructions and documentation in the case of a Direct Registration Receipt, the Holder hereof is entitled to delivery at, or to the extent in dematerialized form from, the Custodian's office of the Deposited Securities at the time represented by the American Depositary Shares evidenced by Receipts so surrendered.  At the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the Holder.  Notwithstanding any other provision of the Deposit Agreement or this Receipt, the withdrawal of Deposited Securities may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 (as such instructions may be amended from time to time) under the Securities Act of 1933.

Simultaneously with the delivery of Deposited Securities to the Holder or its designee, to the extent applicable, the Custodian, pursuant to the Foreign Investment Contract so long as the same is in effect, will issue or cause to be issued to the Holder or such designee a certificate which states that the Deposited Securities have been transferred to the Holder or its designee by the Depositary and that the Depositary waives in favor of the Holder or its designee the right of access to the formal foreign exchange market relating to such withdrawn Deposited Securities.

For purposes of tax rulings dated January 29, 1990 and October 1, 1999 issued by the Chilean Servicio de Impuestos Internos regarding certain tax matters relating to American depositary shares and American depositary receipts, the acquisition value of any Share or other Deposited Security upon its withdrawal by a Holder upon surrender of the corresponding American Depositary Shares shall be the highest reported sales price of such Share or other Deposited Security on the Bolsa de Comercio de Santiago, Bolsa de Valores (the “Santiago Stock Exchange”) on the day on which the transfer of such Share or other Deposited Security from the Depositary to such Holder is recorded on the books of the Company's share registrar.  In the event that the Shares or other Deposited Securities are not then traded on the Santiago Stock Exchange, such value shall be the highest reported sales price on the principal stock exchange or other organized securities market in Chile on which such Shares or other Deposited Securities are then traded.  In the event that no such sales price is reported on the day on which such transfer is recorded on the books of the Company's share registrar, such value shall be deemed to be the highest sales price reported on the last day on which such sales price was reported; provided, however, that if such day is more than 30 days prior to the date of such transfer, such price shall be increased (or decreased) by the percentage increase (or decrease) over the corresponding period in the Chilean consumer price index as reported by the pertinent governmental authority of Chile.  Notwithstanding the foregoing, in the event that the exchanged Shares are sold by the Holder on a Chilean stock exchange on the same day on which the transfer is recorded on the books of the Company's share registrar or within two Chilean business days prior to the date on which the sale is recorded on those books, the acquisition price of such exchanged Shares shall be the price registered in the invoice issued by the stockbroker that participated in the sale transaction.

(3)           Transfers, Split-ups and Combinations.  Subject to paragraph (4), this Receipt is transferable on the register maintained by the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt at any designated transfer office properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the Receipt register at any time or from time to time when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement or at the request of the Company.  This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipt or Receipts surrendered.

(4)           Certain Limitations.  Prior to the execution and delivery, registration, registration of transfer, split-up or combination of any Receipt, the delivery of any distribution in respect thereof, or subject to the last sentence of the first paragraph of Section 2.05 of the Deposit Agreement, the withdrawal of any Deposited Securities, the Depositary, the Company or the Custodian may require:  (a) payment of (i) any stock transfer or other tax or other governmental charge with respect thereto (including, without limitation, any such tax, charge or fee of the type referred to in paragraph (5)), (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in paragraph (8) of this Receipt; (b) the production of proof satisfactory to it of the identity and genuineness of any signature and of such other information (including without limitation information as to citizenship, residence, exchange control approval, or legal or beneficial ownership of any securities) as it may deem necessary or proper or as the Company may require; and (c) compliance with such regulations, if any, as the Depositary may establish consistent with the Deposit Agreement or as may be established by the Central Bank or the Superintendencia de Valores y Seguros of Chile (the "SVS").  The delivery of Receipts against deposits of Shares may be suspended, deposits of Shares may be refused, or the registration of transfer of Receipts, their split up or combination or, subject to the last sentence of the first paragraph of Section 2.05 of the Deposit Agreement, the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the Receipt register or any register for Shares or other Deposited Securities is closed or when any such action is deemed necessary or advisable by the Depositary or the Company.  Subject to the Deposit Agreement, the Depositary may issue Receipts against rights to receive Shares from the Company, or any registrar, transfer agent, clearing agency or other entity recording Share ownership or transactions.  The Depositary will not issue Receipts against other rights to receive Shares unless (x) such Receipts are fully collateralized (marked to market daily) with cash or U.S. government securities until such Shares are deposited, (y) the applicant for such Receipts represents in writing that it owns such Shares, that it has assigned all beneficial right, title and interest in such Shares to the Depositary for the benefit of Holders, and that it will deliver such Shares upon the Depositary's request (no evidence of ownership is required or time of delivery specified) and (z) all such Receipts represent not more than 20% of Shares actually deposited.  Such collateral, but not the earnings thereon, shall be held for the benefit of the Holders.  The Depositary may retain for its own account any compensation for the issuance of Receipts against such other rights to receive Shares, including without limitation earnings on the collateral securing such rights.  Subject to the provisions of this paragraph (4) with respect to the issuance of Receipts against rights to receive Shares, neither the Depositary nor the Custodian shall lend Deposited Securities.  The Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered pursuant to the provisions of the Securities Act of 1933 and not so registered; the Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate the Company's compliance with the securities laws in the United States.

(5)           Liability of Holder for Taxes.  If any tax or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the Custodian or the Depositary with respect to this Receipt, any Deposited Securities represented by the American Depositary Shares evidenced hereby or any distribution thereon, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary and by holding or having held a Receipt the Holder and all prior Holders hereof, jointly and severally, agree to indemnify, defend and save harmless each of the Depositary, the Company and their respective agents in respect thereof.  The Depositary may refuse to effect any registration, registration of transfer, split up or combination hereof or, subject to the last sentence of the first paragraph of Section 2.05 of the Deposit Agreement, any withdrawal of such Deposited Securities until such payment is made.  The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency, and shall reduce the number of American Depositary Shares evidenced hereby to reflect any such sales of Shares. In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian.  If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto. Each Holder of a Receipt or an interest therein agrees to indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

(b)      In the event the definitive amount of any taxes or other governmental charges that may be payable in respect of the Deposited Securities is known by the Company at the time any distribution is made in respect of such Deposited Securities, the Company shall (i) withhold, and pay over to the appropriate governmental authority, such definitive amount, or (ii) instruct the Depositary (with a copy to the Custodian) as to such withholding, including such known definitive amount, and the Depositary shall cause the Custodian to withhold, and pay over to such governmental authority, such definitive amount.

(c)      In the event the definitive amount of any taxes or other governmental charges that may be payable in respect of the Deposited Securities is not known by the Company at the time any distribution is made in respect of such Deposited Securities (e.g., in the event of a provisional withholding tax), the Company shall (i) calculate (A) the maximum amount of taxes or other governmental charges that may be payable in respect of such distribution (the “Maximum Tax Amount”), and (B) the amount of the tax or other governmental charge that is then known and required to be paid in respect of such distribution (the “Provisional Tax Amount”), and (ii) either (A) withhold from such distribution the Maximum Tax Amount, or (B) instruct the Depositary (with a copy to the Custodian) as to such withholding, including the calculated Maximum Tax Amount and Provisional Tax Amount, and the Depositary shall cause the Custodian to withhold from such distribution the Maximum Tax Amount.  Notwithstanding anything herein to the contrary, if the Company fails to specify the Maximum Tax Amount in its instruction to the Depositary pursuant to the preceding sentence, the Depositary may calculate the Maximum Tax Amount in consultation with Chilean counsel and cause the Custodian to withhold the Maximum Tax Amount so calculated.  After withholding the Maximum Tax Amount, the Company or the Custodian (at the instruction of the Depositary), as applicable, shall (x) pay over to the appropriate governmental authority the Provisional Tax Amount and (y) hold in escrow in a non-interest bearing account the remaining portion of the Maximum Tax Amount not paid over to the governmental authorities (the “Escrow Amount”) pending final determination by the Company of the definitive amount of the taxes or other governmental charges that are payable in respect of that distribution (the “Final Tax Amount”).

(d)      If, upon the final determination by the Company of the Final Tax Amount in respect of a distribution, additional taxes or governmental charges are payable (including, without limitation, any interest and penalties that may be levied) in respect of such distribution in excess of the Provisional Tax Payment (such excess, the “Additional Tax Amount”), the Company shall, as applicable, (i) remit from the Escrow Amount (A) to the applicable tax authorities the Additional Tax Amount, and (B) to the Custodian, for distribution to the Holders as of the applicable American Depositary Share record date for that distribution, the balance of the Escrow Amount, if any, or (ii) inform the Depositary (with a copy to the Custodian) of the Additional Tax Amount and the Depositary shall cause the Custodian to remit from the Escrow Amount (A) to the applicable tax authorities, the Additional Tax Amount, and (B) to the Holders as of the applicable American Depositary Share record date for that distribution, the balance of the Escrow Amount, if any.  Any distribution of the Escrow Amount to Holders pursuant to the preceding sentence shall be made in accordance with the terms, and subject to the conditions, of the Deposit Agreement.

(e)      If, upon the final determination by the Company of the Final Tax Amount in respect of a distribution, the Provisional Tax Amount exceeds the Final Tax Amount, the Company or the Custodian (at the instruction of the Depositary), as applicable, shall (i) use reasonable efforts to reclaim from the applicable tax authorities the excess of the Provisional Tax Payment over the Final Tax Amount, and (ii) remit the amount of such excess and the balance of the Escrow Amount (if any) to (A) the Depositary for distribution the Holders as of the applicable American Depositary Share record date for that distribution (if the Escrow Amount is being held by the Custodian), or (B) the Custodian for remittance to the Depositary for distribution to such American Depositary Share Holders as of the applicable American Depositary Share record date (if the Escrow Amount is being held by the Company), in each case, in accordance with the terms, and subject to the conditions, of the Deposit Agreement.

(f)      If, upon the final determination of the Final Tax Amount in respect of a distribution, the Final Tax Amount exceeds the Maximum Tax Amount, the amount of such tax deficiency shall be payable by the Holders and beneficial owners of American Depositary Shares (as of the applicable American Depositary Share record date for that distribution) to the Depositary for payment of the applicable tax deficiency.  The Depositary may refuse to effect any transfer of American Depositary Shares, or split-up or combination of any Receipt(s) or any withdrawal of Deposited Securities represented by American Depositary Shares until such payment is made, and may withhold any dividends or other distributions, and may sell for the account of the Holders and beneficial owners of American Depositary Shares any part or all of the Deposited Securities represented by American Depositary Shares, and may apply such dividends or other distributions and the proceeds of any such sale in payment of the balance of such tax or other governmental charge that is due, the Holders and beneficial owners of American Depositary Shares remaining liable for any deficiency.

(g)      The Depositary shall cause the Custodian to take all actions required or necessary in order for the Depositary to fulfill its obligations under this paragraph (5).  No interest shall be payable in respect of any amounts held by the Company, the Depositary or the Custodian under the terms of this paragraph (5).  None of the Company, the Depositary or the Custodian shall incur any liability in respect of any funds payable, held or remitted pursuant to this paragraph (5) for losses that may be incurred as a result of currency fluctuations.

(h)           The Company will notify the Depositary as soon as a change in any applicable tax law or regulation applicable to Shares, Share ownership, or Deposited Securities is in place in the Republic of Chile.

(6)           Warranties by Depositor.  Every person depositing Shares under the Deposit Agreement represents and warrants that (A) such Shares are validly issued and outstanding, fully paid, nonassessable and free of pre-emptive or similar rights, (B) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, (C) the Shares presented for deposit have not been stripped of any rights or entitlements, (D) that the person making such deposit is duly authorized so to do and that such Shares (E) are not "restricted securities" as such term is defined in Rule 144 under the Securities Act of 1933 ("Restricted Securities") unless at the time of deposit the requirements of paragraphs (c), (e), (f) and (h) of Rule 144 shall not apply and such Shares may be freely transferred and may otherwise be offered and sold freely in the United States or (F) have been registered under the Securities Act of 1933. To the extent the person depositing Shares is an "affiliate" of the Company as such term is defined in Rule 144, the person also represents and warrants that upon the sale of the American Depositary Shares, all of the provisions of Rule 144 which enable the Shares to be freely sold (in the form of American Depositary Shares) will be fully complied with and, as a result thereof, all of the American Depositary Shares issued in respect of such Shares will not be on the sale thereof, Restricted Securities.  If any such representations or warranties are false in any way with respect to any person depositing Shares hereunder or any Owner or Beneficial Owner of American Depositary Shares, such person, Owner or Beneficial Owner shall be deemed to have waived any claims against the Company and the Depositary related to the consequences thereof and to have assumed sole responsibility therefor and the Company and Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

(7)           Disclosure of Interests; Compliance with Information Requests..   To the extent that the provisions of or governing any Deposited Securities may require disclosure of or impose limits on beneficial or other ownership of Deposited Securities, other Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Holders and all persons holding Receipts agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable Company instructions in respect thereof. The Company reserves the right to instruct Holders to deliver their American Depositary Shares for cancellation and withdrawal of the Deposited Securities so as to permit the Company to deal directly with the Holder thereof as a holder of Shares and Holders agree to comply with such instructions.   The Depositary agrees to cooperate with the Company in its efforts to inform Holders of the Company's exercise of its rights under this paragraph (7) and agrees to consult with, and provide reasonable assistance without risk, liability or expense on the part of the Depositary, to the Company on the manner or manners in which it may enforce such rights with respect to any Holder. Notwithstanding any other provision of this Deposit Agreement or any Receipt, each Owner and Beneficial Owner agrees to comply with requests from the Company pursuant to applicable laws and regulations, the rules and requirements of The New York Stock Exchange, and any other stock exchange on which the Shares or American Depositary Shares are, or will be, registered, traded or listed or the Estatutos of the Company, which are made to provide information, inter alia, as to the capacity in which such Owner or Beneficial Owner owns American Depositary Shares (and Shares as the case may be) and regarding the identity of any other person(s) interested in such American Depositary Shares and the nature of such interest and various other matters, whether or not they are the Owners or Holders at the time of such request.  The Depositary agrees to use its reasonable efforts under the circumstances to comply with written instructions received from the Company requesting that the Depositary forward any such requests to Owners and to forward to the Company responses to such requests received by the Depositary.

(8)           Charges of Depositary.  The Depositary may charge, and collect from, (i) each person to whom American Depositary Shares are issued, including, without limitation, issuances against deposits of Shares, issuances in respect of Share distributions, rights and other distributions contemplated by Article IV of the Deposit Agreement, issuances pursuant to a stock dividend or stock split declared by the Company, or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the American Depositary Shares or the Deposited Securities, and (ii) each person surrendering American Depositary Shares for withdrawal of Deposited Securities or whose American Depositary Shares are cancelled or reduced for any other reason, U.S.$5.00 for each 100 American Depositary Shares (or portion thereof) issued, delivered, reduced, cancelled or surrendered (as the case may be). The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Share distributions, rights and other distributions contemplated by Article IV of the Deposit Agreement prior to such deposit to pay such charge. The following additional charges shall be incurred by the Holders, by any party depositing or withdrawing Shares or by any party surrendering American Depositary Shares, to whom American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Shares or the Deposited Securities or a distribution of American Depositary Shares pursuant to the Deposit Agreement), whichever is applicable (i) a fee of U.S.$0.05 or less per American Depositary Share for any Cash distribution made pursuant to the Deposit Agreement, (ii) a fee of U.S.$1.50 per Receipt or Receipts for transfers made pursuant to paragraph (3) hereof, (iii) a fee for the distribution or sale of securities pursuant to the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this paragraph (8) treating all such securities as if they were Shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to Holders entitled thereto, (iv) an aggregate fee of U.S.$0.05 or less per American Depositary Share per calendar year (or portion thereof) for services performed by the Depositary in administering the Receipts (which fee may be charged on a periodic basis during each calendar year and shall be assessed against Holders as of the record date or record dates set by the Depositary during each calendar year and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions), and (v) a fee for the reimbursement of such fees, charges and expenses as are incurred by the Depositary and/or any of the Depositary's agents (including, without limitation, the Custodian and expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the Shares or other Deposited Securities, the sale of securities (including, without limitation, Deposited Securities), the delivery of Deposited Securities or otherwise in connection with the Depositary's or its Custodian's compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against Holders as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions). The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Shares, Receipts or Deposited Securities (which are payable by such persons or Holders), (iii) transfer or registration fees for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities; there are no such fees in respect of the Shares as of the date of the Deposit Agreement), and (iv) in connection with the conversion of foreign currency into U.S. dollars, JPMorgan Chase Bank, N.A. shall deduct out of such foreign currency the fees and expenses charged by it and/or its agent (which may be a division, branch or affiliate) so appointed  in connection with such conversion. Further detail regarding conversion exchange fees and expenses can be found on adr.com.  Such charges may at any time and from time to time be changed by agreement between the Company and the Depositary.

The Depositary anticipates reimbursing the Company for certain expenses incurred by the Company that are related to the establishment and maintenance of the ADR program upon such terms and conditions as the Company and the Depositary may agree from time to time.  The Depositary may make available to the Company a set amount or a portion of the Depositary fees charged in respect of the ADR program or otherwise.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

(9)           Title to Receipts.  Subject to the limitations set forth herein and in the Deposit Agreement, title to this Receipt (and to the Deposited Securities represented by the American Depositary Shares evidenced hereby, but subject to any limitation set forth in this Receipt), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument in accordance with the laws of the State of New York; provided that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the register maintained by the Depositary as the absolute owner hereof for the purpose of determining the person entitled to any distribution or notice and for all other purposes.

(10)           Validity of Receipt.  This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.

(11)           Available Information.  The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the Securities and Exchange Commission.  Such reports and other information may be inspected and copied through the Securities and Exchange Commission's EDGAR system or at the public reference facilities maintained by the Securities and Exchange Commission and currently located at 100 F Street, NE, Washington, DC 20549.  Such reports, and all reports and communications referred to in paragraph (16), shall be in English to the extent required under the Securities Exchange Act of 1934 and the extent any such notice, report or communication has been translated by the Depositary.

Dated:

JPMORGAN CHASE BANK, as Depositary

By  _______________________
Authorized Officer

 The address of the Depositary's Office is 1 Chase Manhattan Plaza, New York, New York 10005-1401.

[FORM OF REVERSE OF RECEIPT]
SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
OF THE DEPOSIT AGREEMENT

(12)           Distributions Upon Deposited Securities.  Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution upon any Deposited Securities, the Depositary shall, subject to the Deposit Agreement, distribute the amount thus received, by checks drawn on a bank in the United States, to the Holders on the record date set by the Depositary therefor of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively; provided that the depositary shall make appropriate adjustments in the amounts so distributed in respect of (a) any of the Deposited Securities being not entitled, by reason of its date of issuance or otherwise, to receive all or any portion of such distribution or (b) any amounts (i) required to be withheld by the Company, the Custodian or the Depositary on account of taxes or (ii) charged by the Depositary in connection with the conversion of foreign currency into U.S. dollars.  Cash distributions and cash proceeds from sales of non-cash distributions in foreign currency will, subject to the Foreign Investment Contract and any other requirements of Chilean law or regulation in effect from time to time, be converted by sale or such other manner as the Depositary may determine into U.S. dollars (net of the Depositary's charges and expenses in effecting such conversion) before distribution to Holders.  The Depositary reserves the right to utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any foreign exchange transactions under the Deposit Agreement.  Such division, branch and/or affiliate may charge the Depositary a fee in connection with such transactions, which fee is considered an expense of the Depositary contemplated under paragraph (8) hereof.  The Depositary shall exercise its rights under the Foreign Investment Contract as and to the extent appropriate in order to effect such conversions and distributions, and is authorized to give such certifications, and enter into such agreements and arrangements as may be necessary or convenient thereunder or in connection therewith; provided, however, that the Depositary shall not be obligated to incur any material expense in connection therewith or to take any such action at its own risk.  If in the judgment of the Depositary amounts received in foreign currency may not be converted on a reasonable basis into U.S. dollars transferable to the United States, or may not be so convertible for all of the Holders entitled thereto, or if the Foreign Investment Contract shall cease to be in effect or the rights of the Depositary thereunder shall be restricted or suspended, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent reasonable and permissible to the Holders entitled thereto and may distribute the balance in foreign currency to the Holders entitled thereto or hold such balance or all such foreign currency for the Holders entitled thereto (without liability for interest thereon). If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, with the Company's approval, or shall if the Company shall so request, subject to the Deposit Agreement, distribute to the Holders on a record date set by the Depositary therefor of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, additional Receipts (or other American depositary receipts) for an aggregate number of Depositary Shares representing the number of Shares received as such dividend or free distribution.  In lieu of delivering Receipts for any fractional American Depositary Shares in the case of any such distribution, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds to the Holders entitled thereto as in the case of a distribution received in cash.  If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares so distributed upon such Deposited Securities.  If the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any nature, the Depositary shall, after consultation with the Company, have discretion as to whether and how such rights are to be made available to the Holders; provided that the Depositary will, if requested by the Company, either (y) make such rights available to Holders by means of warrants or otherwise, if lawful and feasible, or (z) if making such rights available is not lawful or not feasible, or if such rights or warrants are not exercised and appear to be about to lapse, sell such rights or warrants at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and allocate the net proceeds of such sales for account of the Holders otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise, and distribute the net proceeds so allocated to the Holders entitled thereto as in the case of a distribution received in cash; provided, however, that if by the terms of such rights offering or by reason of applicable law, the Depositary may neither make such rights available to such Holders nor dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse (without incurring liability to any person as a consequence thereof).  The Depositary will distribute on the record date set by it therefor any distribution on Deposited Securities other than cash, Shares or rights in any manner that the Company, with the consent of the Depositary, deems equitable and practicable; provided that if in the opinion of the Company any distribution other than cash, Shares or rights upon any Deposited Securities cannot be made proportionately among the Holders entitled thereto, or if for any other reason the Company deems such distribution not to be feasible or practicable, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.  The Depositary need not distribute securities, Receipts or rights unless the Company furnishes certain evidence or opinions in respect of United States securities laws (which the Company has no obligation to do).

(13)           Record Dates.  The Depositary may, after consultation with the Company if practicable, fix a record date (which, to the extent applicable, shall be as near as practicable to any corresponding record date set by the Company) for the determination of the Holders who shall be responsible for the fee assessed by the Depositary for administration of the Receipt program and for any expenses provided for in paragraph (8) of the form of Receipt as well as for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters and only such Holders shall be so entitled or obligated.

(14)           Voting of Deposited Securities.  As soon as practicable after receipt of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall mail to the Holders a notice containing (a) such information as is contained in such notice and in the solicitation materials, if any, (b) a statement that each Holder at the close of business on a specified record date will be entitled, subject to the provisions of or governing the Deposited Securities and to any applicable provision of Chilean law and of the Estatutos of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the American Depositary Shares evidenced by such Holders' Receipts and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given (or be deemed given in accordance with the next to the last sentence of this paragraph (14) if no instruction is received) to the Depositary to give a discretionary proxy to a person designated by the Company.  Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing the Deposited Securities to vote or cause to be voted (or to grant a discretionary proxy to a person designated by the Company to vote) the Deposited Securities represented by the American Depositary Shares evidenced by such Holder's Receipts in accordance with any instructions set forth in such request.  The Depositary will not itself exercise any voting discretion over any Deposited Securities.  If no instructions are received by the Depositary from any Holder with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Holder's Receipts on or before the date established by the Depositary for such purpose, the Depositary will deem such Holder to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary will give a discretionary proxy to a person designated by the Company to vote such Deposited Securities, provided that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to so inform promptly in writing) that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares.  If any requirement of Chilean law, of the Estatutos of the Company, or of any securities exchange on which Shares, other Deposited Securities, Receipts or the American Depositary Shares evidenced thereby are listed does not permit the Depositary to vote (or to vote on any particular matter) in accordance with instructions received from Holders or in accordance with a deemed discretionary proxy, the Depositary shall vote the Shares or other Deposited Securities as required by such law, Estatutos or securities exchange, or, if no manner of voting is so required, in a manner permitted thereby that the Depositary determines in its sole discretion (following consultation with the Company) to most fairly give effect to the instructions received with respect to such vote.

(15)           Changes Affecting Deposited Securities.  Upon any change in nominal value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities that shall be received by the Depositary in exchange for, or in conversion, replacement or otherwise in respect of, Deposited Securities shall be treated as Deposited Securities under the Deposit Agreement; and, the Depositary may with the Company's approval, and shall if the Company shall so request, execute and deliver additional Receipts in respect of such securities as in the case of a dividend of Shares or call for the surrender of outstanding Receipts to be exchanged for new Receipts, reflecting such securities, and to the extent that such additional or new Receipts are not delivered this Receipt shall thenceforth evidence American Depositary Shares representing the right to receive the Deposited Securities including the securities so received.  Promptly after notice from the Company of any such change, conversion, merger or other event referred to in this Article in respect of Deposited Securities, the Depositary shall give notice thereof to Holders.

(16)           Reports; Inspection of Register.  The Depositary will make available for inspection by any person at the Depositary's Office, at the office of the Custodian and at any other designated transfer offices any reports and communications received from the Company which are both (a) received by the Depositary, the Custodian or the nominee of either as the holder of the Deposited Securities and (b) made generally available to the holders of Deposited Securities by the Company.  The Depositary or its agent will also mail or make available to Holders copies of such reports when furnished by the Company as provided in the Deposit Agreement.  The Depositary will keep, at its transfer office in the Borough of Manhattan, The City of New York, a register for the registration of Receipts and their transfer that at all reasonable times will be open for inspection by the Holders and the Company; provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

(17)           Withholding.  In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian.  If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto.

(18)           Liability of the Company and the Depositary Etc.  The Depositary, the Company, their agents and each of them shall: (a) incur no liability (i) if any present or future law, rule, regulation, fiat, order or decree of the United  States, the Republic of Chile or any other country, or of any governmental or regulatory authority (including any action by the Central Bank under the Foreign Investment Contract or otherwise) or any securities exchange or market or automated quotation system, the provisions of or governing any Deposited Securities, any present or future provision of the Company's charter, any act of God, war, terrorism or other circumstance beyond its control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the Deposit Agreement or this Receipt provides shall be done or performed by it or them (including, without limitation, voting pursuant to Section 4.07 of the Deposit Agreement), (ii) by reason of any exercise or failure to exercise any discretion given it in the Deposit Agreement or this Receipt (including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable), or (iii) due to or for the inability of any Owner or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Owners or Beneficial Owners; (b) assume no liability except to perform its obligations to the extent they are specifically set forth in this Receipt and the Deposit Agreement without gross negligence or willful misconduct; (c) in the case of the Depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this Receipt; (d) in the case of the Company and its agents hereunder be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this Receipt, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; or (e) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information.  The Depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system.  The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any Custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A. Notwithstanding anything to the contrary contained in this Deposit Agreement (including the Receipts), the Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the Custodian except to the extent that the Custodian has (i) committed fraud or willful misconduct in the provision of custodial services to the Depositary or (ii) failed to use reasonable care in the provision of custodial services to the Depositary as determined in accordance with the standards prevailing in the jurisdiction in which the Custodian is located. The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by them to be genuine and to have been signed, presented or given by the proper party or parties. The Depositary shall be under no obligation to inform Holders or any other holders of an interest in an American Depositary Share about the requirements of Chilean law, rules or regulations or any changes therein or thereto. Any summary of Chilean laws and regulations and of the terms of the Company’s Estatutos set forth in the Deposit Agreement (including the Receipts) have been provided by the Company solely for the convenience of Holders.  The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary may rely upon instructions from the Company or its counsel in respect of any governmental or agency approval or license required for any currency conversion, transfer or distribution.  The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. Notwithstanding anything to the contrary set forth in the Deposit Agreement or a Receipt, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Holder or Holders, any Receipt or Receipts or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.   None of the Depositary, the Custodian or the Company shall be liable for the failure by any Holder or beneficial owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder's or beneficial owner's income tax liability. The Depositary and the Company shall not incur any liability for any tax consequences that may be incurred by Holders and beneficial owners on account of their ownership of the Receipts or American Depositary Shares. The Depositary shall not incur any liability for the content of any information submitted to it by or on behalf of the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of this Deposit Agreement or for the failure or timeliness of any notice from the Company.  Notwithstanding anything herein or in the Deposit Agreement to the contrary, the Depositary and the Custodian(s) may use third party delivery services and providers of information regarding matters such as pricing, proxy voting, corporate actions, class action litigation and other services in connection herewith and the Deposit Agreement, and use local agents to provide extraordinary services such as attendance at annual meetings of issuers of securities. Although the Depositary and the Custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services.  The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or willful misconduct while it acted as Depositary.  By holding an American Depositary Share or an interest therein, Holders and owners of American Depositary Shares each irrevocably agree that any legal suit, action or proceeding against or involving the Company or the Depositary, arising out of or based upon this Deposit Agreement or the transactions contemplated hereby, may only be instituted in a state or federal court in New York, New York, and by holding an American Depositary Share or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has agreed to indemnify the Depositary and its agents under certain circumstances.  Neither the Depositary, the Company nor any of their respective agents shall be liable to Holders or beneficial owners of interests in American Depositary Shares for any indirect, special, punitive or consequential damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought. No disclaimer of liability under the Securities Act of 1933 is intended by any provision hereof.

(19)           Resignation and Removal of Depositary; the Custodian.  The Depositary may at any time resign as Depositary under the Deposit Agreement upon 90 days written notice of its election so to do delivered to the Company or be removed by the Company by written notice of such removal delivered to the Depositary, such resignation or removal to take effect upon the appointment of and acceptance by a successor depositary as provided in the Deposit Agreement.  The Depositary may at any time appoint substitute or additional Custodians and the term "Custodian" refers to each Custodian or all Custodians as the context requires.

(20)           Amendment of Deposit Agreement and Receipts.  Subject to the last sentence of the first paragraph of Section 2.05 of the Deposit Agreement, the Receipts and the Deposit Agreement may be amended by the Company and the Depositary, provided that any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that shall otherwise prejudice any substantial existing right of Holders, shall become effective 30 days after notice of such amendment shall have been given to the Holders.  Every Holder of a Receipt at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act of 1933 or (b) the American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders.   Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the form of Receipt to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipt at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance. Notice of any amendment to the Deposit Agreement or form of Receipts shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders to retrieve or receive the text of such amendment (i.e., upon retrieval from the U.S. Securities and Exchange Commission's, the Depositary's or the Company's website or upon request from the Depositary).

           (21)           Termination of Deposit Agreement.  The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders at least 90 days prior to the date fixed in such notice for such termination.  The Depositary may terminate the Deposit Agreement, upon the notice set forth in the preceding sentence, at any time after 90 days after the Depositary shall have resigned, provided that no successor depositary shall within such 90 days have been appointed and accepted its appointment with in such 90 days.  After the date so fixed for termination, the Depositary will perform no further acts under the Deposit Agreement, except to advise Holders of such termination, receive and hold distributions on Deposited Securities (or sell property or rights or convert Deposited Securities into cash) for the respective accounts of the Holders and deliver Deposited Securities being withdrawn.  As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the Holders of Receipts not theretofore surrendered.

(22)           Compliance with Chilean Law; Reporting Obligations and Regulatory Approvals.  (a) Pursuant to Circular Letter N° 1.375 of the SVS dated February 12, 1998, Holders are deemed, for certain purposes of Chilean law, to be treated as holders of Deposited Securities. Accordingly, Holders shall, as a matter of Chilean law, be obligated to comply with the requirements of Articles 12 and 54 and Title XV of Law 18,045 of Chile and applicable SVS regulations.   Article 12 requires, among other things, that Holders and beneficial owners of American Depositary Shares who directly or indirectly own 10% or more of the total share capital of the Company (or who may attain such percentage ownership through an acquisition of shares), or the directors, liquidators, principal executives or managers of such Holders or beneficial owners of American Depositary Shares, must report to the SVS and the stock exchanges in Chile on which the Shares are listed:

(i)      any direct or indirect acquisition or sale of Receipts; and

(ii)      any direct or indirect acquisition or sale of any contract or security whose price or results depend on or are conditioned in whole or in part on the price of the Company’s shares.

The information must be provided not later than the day following the effectiveness of the acquisition or sale.

Article 54 requires, among other things, that any Holder or beneficial owner of American Depositary Shares intending to acquire control, directly or indirectly (as defined in Title XV of Law 18,045) of the Company (i) send a written notice of such intention to the Company, to the Company’s controllers, to companies controlled by the Company,  to the SVS and to the stock exchanges in Chile on which the Shares are listed, and, (ii) publish a notice of such intention in two newspapers in Chile and on the Company’s website. Such written communications and publications must be made at least ten business days prior to the date of intended acquisition of control or as soon as negotiations pursuing control have been formalized or confidential documentation of the Company has been provided. Within two business days following the acquisition of control, the Holder must publish a notice in the same newspapers in which the intention of control was published and send written communications to the same entities listed in clause (i) above.

(b) Applicable laws and regulations may require Owners or Beneficial Owners to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. Owners and Beneficial Owners of American Depositary Shares are solely responsible for determining and complying with such reporting requirements and obtaining such approvals. Each Owner and Beneficial Owner hereby agrees to make such determination, file such reports, and obtain such approvals to the extent and in the form required by applicable laws and regulations as in effect from time to time. Neither the Depositary, the Custodian, the Company or any of their respective agents or affiliates shall be required to take any actions whatsoever on behalf of Owners or Beneficial Owners to determine or satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

(23)           Waiver. EACH PARTY TO THIS DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN RECEIPTS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).